UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 16, 2007 (November 12, 2007)

VECTr SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52412
(Commission File Number)

20-2437159
(IRS Employer Identification No.)

252 N. Washington Street, Falls Church, VA 22046
(Address of principal executive offices and Zip Code)

888-429-1438
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02       Unregistered Sales of Equity Securities

On November 12, 2007, our board of directors granted 100,000 non-statutory stock options to Mr. Steven A. Sanders, Secretary and Director of our company, at an exercise price of $1.10.

On November 13, 2007, our board of directors granted 100,000 non-statutory stock options to Mr. John Schell, a consultant to our company, at an exercise price of $1.10.

All of the options were granted pursuant to our 2007 Stock Option Plan and vest in four installments, with the first installment of 25% vesting at the date of grant, the second installment of 25% vesting May 30, 2008, the third installment of 25% vesting November 30, 2008 and the last installment of 25% vesting May 30, 2009.

Both Mr. Sanders and Mr. Schell are U.S. Persons.  In granting these options, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02       Departure of Randle Barrington-Foote as Secretary and director; Appointment of Steven Sanders as Secretary and Director

On November 12, 2007, Mr. Randle Barrington-Foote resigned as our Secretary and Director and Mr. Steven A. Sanders was appointed as our Secretary and Director.  Mr. Sanders is currently Senior Partner at Sanders, Ortoli, Vaughn-Flam, Rosenstadt LLP. Mr. Sanders also serves as a Director of Genesis Minerals Ltd. and as Director of Helijet International, Inc., NaiKun Wind Development, Inc., and OP-TECH Environmental Services, Inc.  Additionally, he is a Director of the Roundabout Theatre (the largest not-for-profit theatre in North America), Town Hall New York City, and the New York Theatre Ballet.

Also, on November 12, 2007, our board of directors granted 100,000 non-statutory stock options to Mr. Sanders pursuant to our 2007 Stock Option Plan at an exercise price of $1.10.  The options granted to Mr. Sanders vest in four installments, with the first installment of 25% vesting at the date of grant, the second installment of 25% vesting May 30, 2008, the third installment of 25% vesting November 30, 2008 and the last installment of 25% vesting May 30, 2009.

Item 9.01       Financial Statements and Exhibits

10.1     2007 Stock Option Plan*

*Previously filed in Form 8-K on June 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VECTr Systems, Inc.

Date: November 15, 2007	By:	/s/ Robert Knight
Robert Knight
President and Director